EXHIBIT 10.35

EXECUTION COPY

AMENDMENT NUMBER THREE

TO

LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER THREE, dated as of August 11, 2005, (this “Amendment”) is an amendment to the Loan and Security Agreement, dated as of April 18, 2003, by and between Shoe Pavilion Corporation, a Washington corporation (the “Borrower”) and Wells Fargo Retail Finance, LLC, as “Lender”, as amended by that Amendment Number One to Loan and Security Agreement dated as of September 24, 2004 by and between the Borrower and the Lender and as amended by that Amendment Number Two to Loan and Security Agreement dated as of May 12, 2005 by and between the Borrower and the Lender (as amended from time to time, the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

The Borrower has requested that the Lender agree to certain modifications of the Loan Agreement as set forth herein. The Lender is prepared to agree to the Borrower’s request on the terms and conditions contained herein.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees as follows:

1. New Definitions. The following shall be added as new definitions to Section 1.1 of the Loan Agreement:

“Margin Pricing Grid” means the pricing grid set forth below:

Margin Pricing Grid

Level	EBITDA (Trailing 12 month period)	Base Margin	LIBOR Margin
I	EBITDA greater than $5 million	0.00%	1.50%
II	EBITDA less than or equal to $5 million and greater than $2.5 million	0.00%	1.75%
III	EBITDA less than or equal to $2.5 million	0.00%	2.00%

2. Modified Definitions.

The definition of “Applicable Prepayment Premium” in Section 1.1 of the Loan Agreement shall be deleted in its entirety and the following definition shall be substituted therefor: ‘“Applicable Prepayment Premium’ means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is 547 days prior to the Maturity Date, 0.5% times the average amount of the Maximum Revolver Amount over the 360 day period preceding such date of determination (or such lesser period of time that has elapsed between the date of the execution and delivery of this Agreement and such date of determination), and (b) from and after the date that is 547 days prior to the Maturity Date, zero.

The definition of “Base Rate Margin” in Section 1.1 of the Loan Agreement shall be deleted in its entirety and the following definition shall be substituted therefor: “‘Base Rate Margin’ means, as of any date of determination, the margin specified in the Margin Pricing Grid based on the Borrower’s maintenance of the corresponding EBITDA specified in the Margin Pricing Grid, tested as of the last day of each fiscal quarter on a trailing 12 month basis. The Base Rate Margin shall be redetermined as of the third Business Day following the Borrower’s delivery to the Lender of the Borrower’s 10-Q quarterly report filed with the SEC and the adjusted rate shall be effective on the first day of the following month.”

The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement shall be deleted in its entirety and the following definition shall be substituted therefor: ‘“Borrowing Base’ means, as of any date of determination, the result of

(a) the lesser of

(i) 85% of the Net Retail Liquidation Value of Eligible Inventory, and

(ii) 60% of the value (at Cost) of Eligible Inventory,

plus

(b) the least of

(i) 85% of the Net Retail Liquidation Value of Eligible L/C Inventory,

(ii) 60% of the value (at Cost) of Eligible L/C Inventory, and

(iii) $3,000,000

minus

(c) the sum of (i) the amount of any Inventory Reserves, (ii) the Bank Product Reserve, and (iii) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b).”

The definition of “Change in Control” in Section 1.1 of the Loan Agreement shall be deleted in its entirety and the following definition shall be substituted therefor: ‘“Change in Control’ means that (a) the Permitted Holders cease to be the beneficial owners (as defined in Rule 13-3 under the Exchange Act), directly or indirectly, of more than 40% of the Stock of Parent having the right to vote for the election of members of the Board of Directors and Dmitry Beinus ceases to be President, Chief Executive Officer and Chairman of the Board of the Borrower, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Parent ceases to own and control 100% of the outstanding Stock of Borrower.

The definition of “LIBOR Rate Margin” in Section 1.1 of the Loan Agreement shall be deleted in its entirety and the following definition shall be substituted therefor: ‘“LIBOR Rate Margin’ means, as of any date of determination, the margin specified in the Margin Pricing Grid based on the Borrower’s maintenance of the corresponding EBITDA specified in the Margin Pricing Grid, tested as of the last day of each fiscal quarter on a trailing 12 month basis. The LIBOR Rate Margin shall be redetermined as of the third Business Day following the Borrower’s delivery to the Lender of the Borrower’s 10-Q quarterly report filed with the SEC and the adjusted rate shall be effective on the first day of the following month.”

The figure “$250,000” contained in the definition of “Permitted Capitalized Lease Obligations” in Section 1.1 of the Loan Agreement shall be deleted and the figure “3,000,000” shall be substituted therefor.

3. Float Charge. Section 2.8 of the Loan Agreement is hereby amended to delete any reference to a “1 Business Day clearance” or “float” charge.

4. Unused Line Fee. Section 2.11(a) of the Loan Agreement shall be deleted in its entirety and the following shall be substituted therefor: “(a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.20% per annum times the result of (i) the Maximum Revolver Amount, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,”

5. Maturity Date. Section 3.4 of the Loan Agreement shall be deleted in its entirety and the following shall be substituted therefor: “Term. This Agreement shall continue in full force and effect for a term ending July 31, 2009 (the ‘Maturity Date’). The foregoing notwithstanding, Lender shall have the right to terminate its obligation under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.”

6. Early Termination by Borrower. The last sentence of Section 3.6 of the Loan Agreement is deleted in its entirety and the following shall be substituted therefor: “The foregoing to the contrary notwithstanding, in the event that Borrower repays the Obligations in full and terminates this Agreement pursuant to the first sentence of this Section 3.6 and if such repayment occurs either (a) with the proceeds of a refinancing provided by Wells Fargo or (b) in connection with a sale of all or substantially all the assets of Borrower or the acquisition by a Person of more than 50% of the Stock of Borrower having the right to vote for the election of members of the Board of Directors and such sale or acquisition is financed by Wells Fargo, then the Applicable Prepayment Premium shall be zero.

7. Disposal of Assets. The words “other than with respect to store closings permitted under Section 7.19” contained in Section 7.4 of the Loan Agreement are hereby deleted.

8. Compensation. Section 7.15 of the Loan Agreement shall be deleted in its entirety and the following shall be substituted therefor: “Reserved.”

9. Capital Expenditures. Section 7.18(b) of the Loan Agreement shall be deleted in its entirety and the following shall be substituted therefor: “(b) Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of the amount set forth in the table for the applicable period, exclusive of Capital Expenditures which are Capital Lease Obligations:

Fiscal Year 2005	Fiscal Year 2006 and thereafter
$3,000,000	To be established by Lender, in its Permitted Discretion, based on the Borrower’s annual Projections, as approved by the Lender

10. Store Openings and Closings. Section 7.19 of the Loan Agreement shall be deleted in its entirety.

11. Events of Default. Section 8.2(b) of the Loan Agreement is amended to delete the reference to Section “6.2” and substitute therefor the reference to Section “6.2(a)”. Section 8.2(c) of the Loan Agreement shall be deleted in its entirety and the following shall be substituted therefor: “(c) fails or neglects to perform, keep, or observe any term, provision, covenant, or agreement contained in (i) Section 6.2 (other than Section 6.2(a)) and such failure continue for a period of 15 days or occurs more than 3 times during any twelve month period or (ii) Section 6.3(a) of this Agreement and such failure continues for a period of 15 days; or”

12. Fees. The Fee Letter shall be amended to delete any reference to a “Service Fee”.

13. Waiver of Default. The Lender hereby waives the following Events of Default, it being understood that the Lender does not waive any existing or future arising Events of Default not expressly identified below:

(a) Pursuant to Section 8.2(a) of the Loan Agreement as a consequence of the Borrower’s incurrence of Permitted Capitalized Lease Obligations during June 2005 through effective date of this Amendment in excess of that amount permitted pursuant to Section 7.1(g) of the Loan Agreement;

(b) Pursuant to Section 8.2(a) of the Loan Agreement as a consequence of the Borrower making Capital Expenditures in excess of the amounts permitted during June 2005 through effective date of this Amendment pursuant to Section 7.18 of the Loan Agreement.

(c) Pursuant to Section 8.2(b) of the Loan Agreement as a consequence of the Borrower’s failure to furnish the Lender with Projections on or before January 31, 2005 in accordance with Section 6.3(c) of the Loan Agreement.

14. Acknowledgement of Obligations by Borrower. The Borrower confirms and agrees that (a) all representations and warranties contained in the Loan Agreement and in the other Loan Documents are on the date hereof true and correct in all material respects, and (b) it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all reasonable charges, fees, expenses and costs (including attorneys’ fees and expenses) under the Loan Documents, and that the Borrower has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

15. Ratification of Financing. The Borrower confirms that the Loan Agreement and the Loan Documents remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. This Amendment shall be deemed to be one of the Loan Documents and, together with the other Loan Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Amendment shall be considered a Loan Document and, without in any way limiting the application of other provisions of the Loan Agreement, this Amendment shall governed by the provisions of Articles 13, 15 and 16 of the Loan Agreement. No further amendment to the Loan Agreement shall be made except by a writing signed by all parties to the Loan Agreement.

16. Representations, Warranties and Covenants. The Borrower and Guarantor, jointly and severally, represents, warrants and covenants with and to the Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Agreements, begin continuing condition of the making or providing any loans or Letters of Credit by the Lender to Borrower:

(a) This Amendment has been duly authorized, executed and delivered by all necessary action of the Borrower and Guarantor, and is in full force and effect, and the agreements and obligations of the Borrower and Guarantor contained here constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower and Guarantor in accordance with its terms.

(b) After giving effect to this Amendment, there is no Event of Default under the Loan Agreement or any of the Loan Documents.

17. Conditions Precedent. This Amendment shall become effective upon satisfaction of each of the following conditions precedent or waiver of such conditions by the Lender:

(a) Receipt by Lender of this Amendment duly executed by the Borrower and Lender.

(b) Receipt by Lender of the Acknowledgment and Consent duly executed by Guarantor.

(c) All representations and warranties contained herein shall be true and correct in all material respects.

(d) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

18. Miscellaneous. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

19. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original hereof and submissible into evidence and all of which together shall be deemed to be a single instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO RETAIL FINANCE, LLC (the “Lender”)

By:	/s/ Eileen P. Quinn
Name: Eileen P. Quinn
Title: Senior Vice President

BORROWER:

SHOE PAVILION CORPORATION

By:	/s/ John D. Hellmann
Name: John D. Hellmann
Title: Vice President

Signature page to amendment no. 3

ACKNOWLEDGMENT AND CONSENT

The undersigned, as a party to one or more Loan Documents, as defined in the Loan and Security Agreement, dated as of April 18, 2003, as heretofore amended (the “Loan Agreement”), by and between Shoe Pavilion Corporation, a Washington corporation (the “Borrower”) and Wells Fargo Retail Finance, LLC, a Delaware limited liability company, as lender (the “Lender”), hereby (i) acknowledges and consents to Amendment Number Three dated as of August 11, 2005, to Loan Agreement (the “Amendment”, all terms defined therein being used herein as defined therein), to which this Acknowledgement and Consent is attached, together with all prior amendments to the Loan Agreement; (ii) acknowledges and consents to the incurrence by the Borrower of the Term Loans, as set forth in the Amendment; (iii) confirms and agrees that the General Continuing Guaranty dated as of April 18, 2003 to which the undersigned is a party is, and shall continue to be, in full force and effect and is ratified and confirmed in all respects; (iv) confirms and agrees that the Loan Agreement together with each other Loan Document to which the undersigned is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects; and (v) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Lender, or to grant to the Lender a security interest in or lien on, any collateral as security for the obligations of the Borrower and Guarantor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all obligations of the Borrower and the undersigned, whether now existing or hereafter arising.

Dated: August 11, 2005

SHOE PAVILION CORPORATION

By:	/s/ John D. Hellmann
Name: John D. Hellmann
Title: Vice President

Signature Page to Acknowledgment and Consent to Amendment Number Three